As filed with the Securities and Exchange Commission on December 12, 2025.
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHELL PLC
(Exact name of registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Shell Centre
London, SE1 7NA United Kingdom
(Address of Principal Executive Offices, including Zip Code)

Global Employee Share Purchase Plan
Long Term Incentive Plan 2014
Shell Provident Fund
Shell Share Plan 2023
(Full title of the plans)

Mr. Donald J. Puglisi
Managing Director
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name and address of agent for service)
(302) 738-6680
(Telephone number, including area code, of agent for service)

Copies to:

Andrew J. Pitts
Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, New York 10001
(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

GLOBAL EMPLOYEE SHARE PURCHASE PLAN;
LONG TERM INCENTIVE PLAN 2014;
SHELL PROVIDENT FUND; and
SHELL SHARE PLAN 2023

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which there were previously filed Registration Statements on Form S-8 relating to the Global Employee Share Purchase Plan, the Long Term Incentive Plan 2014, the Shell Provident Fund and the Shell Share Plan 2023. Accordingly, pursuant to General Instruction E to Form S-8,  Shell plc (“Shell” or the “Registrant”) hereby incorporates by reference herein the contents of the previously filed Registration Statement on Form S-8 previously filed on January 28, 2022 (File No. 333-262396) and the Registration Statement on Form S-8 previously filed on May 25, 2023 (File No. 333-272192), and hereby deems the contents of those Registration Statements to be a part of this Registration Statement, except as otherwise updated or modified herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with or furnished to the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) by Shell are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

(a)          The Annual Report on Form 20-F of Shell for the fiscal year ended December 31, 2024, as filed with the Commission on March 25, 2025, as amended by Amendment No. 1 on Form 20-F/A as filed with the Commission on July 2, 2025 (File No. 001-32575);

(b)          the Current Reports on Form 6-K of Shell furnished pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred to in (a) above; and the description of Shell’s share capital contained in the Registration Statement on Form 8-A of Shell as filed with the Commission on January 25, 2022 (Registration No. 001-32575).

The following documents subsequently filed or furnished by Shell with or to the Commission after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement:

●	reports filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and
●	reports furnished on Form 6-K that indicate that they are incorporated by reference in this Registration Statement.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

(a)	The following exhibits are filed with this Registration Statement:

Exhibit Index

Exhibit No.	Description

*23.1	Consent of Ernst & Young LLP.

*24	Powers of Attorney (included as part of the signature pages).

*107	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, on December 12, 2025.

SHELL PLC,

By:	/s/ Sinead Gorman
	Name:	Sinead Gorman
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sinead Gorman as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission this registration statement on Form S-8, any and all amendments and post-effective amendments to this registration statement and any subsequent registration statement as Ms. Gorman deems necessary or advisable in order to effect registration under the Securities Act of such number of shares, plan interests or dollar amounts as she shall determine to be reasonably necessary to register up to the maximum number of shares or plan interests that are issuable pursuant to the employee share plans operated by Shell plc and its subsidiaries, as from time to time approved by the Shell plc Board of Directors and its shareholders, and to file the same, with all respective exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original, but which taken together, shall constitute one instrument. Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
*	Chair	December 12, 2025
Sir Andrew Mackenzie
*	Deputy Chair and Senior Independent Non-executive Director	December 12, 2025
Dick Boer
*	Chief Executive Officer (Principal Executive Officer)	December 12, 2025
Wael Sawan
/s/ Sinead Gorman	Chief Financial Officer (Principal Financial Officer;	December 12, 2025
Sinead Gorman	Principal Accounting Officer)
*	Non-executive Director	December 12, 2025
Neil Carson
*	Non-executive Director	December 12, 2025
Ann Godbehere
*	Non-executive Director	December 12, 2025
Catherine J. Hughes
*	Non-executive Director	December 12, 2025
Jane H. Lute
*	Non-executive Director	December 12, 2025
Sir Charles Roxburgh
*	Non-executive Director	December 12, 2025
Abraham Schot
*	Non-executive Director	December 12, 2025
Leena Srivastava

*	Non-executive Director	December 12, 2025
Cyrus Taraporevala

*By:	/s/ Sinead Gorman
(Sinead Gorman, Attorney-in-Fact)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Shell plc, has signed this Registration Statement or amendment thereto in Delaware on December 12, 2025.

PUGLISI & ASSOCIATES,

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director